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                                                                    EXHIBIT 21.1
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               SUBSIDIARIES OF PATRIOT AMERICAN HOSPITALITY, INC.

                                                       State of
     Name                                            Organization
     ----                                             ------------


Patriot American Hospitality Partnership, L.P.         Virginia

PAH GP, Inc.                                           Virginia

PAH LP, Inc.                                           Virginia

1500 Canal Street Investors II, L.P.                   Delaware

Bourbon Orleans Investors II, L.P.                     Delaware

PAH Ravinia, Inc.                                      Virginia

PAH Acquisition Corporation                            Virginia

PA Hunt Valley Investors, L.P.                         Virginia

PA Troy Hospitality Investors, L.P.                    Delaware

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